UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2016 (February 17, 2016)

QUANTUM MATERIALS CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52956	20-8195578
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3055 Hunter Road San Marcos, TX	78666
(address of principal executive offices)	(zip code)

214-701-8779
(registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On February 17, 2016, the Company held an Annual Meeting of its Stockholders for the following purposes:

1.	To elect five directors to serve for the ensuing year or until their successors are elected and qualified, the nominees for which are as follows: Stephen Squires, David Doderer, Ray Martin, Daniel Carlson and Sriram Peruvemba; and

2.	To consider and vote upon a proposal to approve the 2015 Employee Benefit and Consulting Services Compensation Plan; and

3.	To consider and ratify the selection of Weaver & Tidwell, LLP as our independent public accountants for 2015.

Voting Results

With respect to proposal no. 1, the stockholders re-elected Stephen Squires, David Doderer, Ray Martin, Daniel Carlson and Sriram Peruvemba to the Board of Directors. Mr. Squires received 171,564,679 votes in favor with 3,915,484 votes withheld. Mr. Doderer received 171,630,679 votes in favor with 3,849,484 votes withheld. Mr. Martin received 171,564,679 votes in favor with 3,915,484 votes withheld. Mr. Carlson received 175,239,808 votes in favor with 240,355 votes withheld. Mr. Peruvemba received 175,236,208 votes in favor with 243,955 votes withheld. Broker non-votes for each candidate were 115,821,422.

Proposal no. 2 was approved by a vote of 173,411,993 in favor with 1,326,943 votes against and 741,227 abstentions. Proposal no. 3 was approved by a vote of 175,251,134 in favor with 26,464 votes against and 202,565 abstentions. Proposals nos. 2 and 3 each had broker non-votes of 115,821,422.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM MATERIALS CORP.
Date: February 23, 2016
	By:	/s/ Craig Lindberg
Craig Lindberg Chief Financial Officer

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